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                                  EXHIBIT 23(d)

                      CONSENT OF DANIELSON ASSOCIATES INC.


     We hereby consent to the inclusion of our fairness opinion dated January 19, 1998 and updated as of May 11, 1998, as an Exhibit to Ambassador Bank of the Commonwealth/Fulton Financial Corporation Proxy Statement/Prospectus and to the references to our firm contained herein.

                                       DANIELSON ASSOCIATES, INC.


                                       By:/s/Arnold G. Danielson
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                                            Arnold G. Danielson

                                            Chairman

 May 11         , 1998
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